Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the references to our firm, in the context in which they appear, and to the references to, and the inclusion of, (a) our summary reserve report dated January 15, 2026, and oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2025 and (b) our summary reserve report dated January 21, 2025, and oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2024, each included in or made part of this Annual Report on Form 10-K of Mach Natural Resources LP (the “Company”). We also consent to the incorporation by reference of such reports in the Registration Statement on Form S-3 (No. 333-283511) of the Company, Registration Statement on Form S-8 (No. 333-275200) of the Company, Registration Statement on Form S-3 (No. 333-290448) of the Company and Registration Statement on Form S-3 (No. 333-291166) of the Company, each filed with the U.S. Securities and Exchange Commission.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm

/s/ J. Zane Meekins
J. Zane Meekins, P.E.
Executive Vice President
Fort Worth, Texas
March 12, 2026